99.4 Press release EPA grants ESW XtrmCat(TM) `Emerging Technology' Listing For Marine EMD 2-Stroke Engine Applications dated October 22, 2008.


                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC

            EPA GRANTS ESW XTRMCAT(TM) `EMERGING TECHNOLOGY' LISTING
                   FOR MARINE EMD 2-STROKE ENGINE APPLICATIONS

Concord, ON.--(BUSINESS WIRE) - October 22st, 2008. Environmental Solutions Worldwide Inc. (ESW) (OTCBB: ESWW) (Frankfurt Stock Exchange FWB: EOW) announced today that effective October 6th, 2008 the Company's wholly owned subsidiary ESW Canada Inc. (ESWC) has received the status of `Emerging Technology' for its XtrmCat(TM) Diesel Oxidation Catalyst (DOC) from the Environmental Protection Agency (EPA).

In August of 2008, ESW applied to EPA to have the XtrmCat(TM) DOC listed as an `Emerging Technology' based on the fact that DOC's have not yet achieved stand alone EPA verification status on EMD 2 stroke marine/locomotive engines. ESW worked closely with EPA to establish the test plan for this new technology, such as providing recently generated R&D data from the Southwest Research Institute
(SwRI) to support the claim of reducing 25% or greater Particulate Matter (PM). This achievement was demonstrated with the XtrmCat(TM) DOC installed as a post turbo catalyst/muffler application on the EMD test engine and required no other engine modifications.

Mr. David J. Johnson, ESW's President and CEO commented, "The ESWC Team is grateful for the test plan approval and subsequent `Emerging Technology' listing on the EPA's website. With this new listing, end users such as marine operators are now capable of applying for grant funding for installing the XtrmCat(TM) under the EPA administered program. We are looking forward to implementing the necessary steps for final verification in both field use and at SwRI's testing facility. We believe, once EPA verified, the XtrmCat(TM) will give the Company a great head start in the marine/locomotive emissions retrofit sector."

For additional information on this listing, please visit:
http://www.epa. gov/otaq/diesel/prgemerglist.htm
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ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Headquartered in Concord, Ontario, Environmental Solutions Worldwide, Inc. is a publicly traded company engaged through its wholly owned subsidiaries ESW Canada, Inc. and ESW America, Inc. (the ESW Group of Companies) in the design, development, ISO 9001:2000 certified manufacturing and sales of technologies for both the environmental control and military sectors. The ESW Group of Companies currently manufacture and market a diversified line of catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group of Companies also operates a comprehensive EPA/CARB & MSHA recognized emissions testing and verification laboratory.
For updated information, please visit the Company's Web site at: www.cleanerfuture.com
---------------------

For updated information about our military division, please visit the Company's Web site at: www.eswmilitarytech.com
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SAFE HARBOR
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

                          FOR MORE INFORMATION CONTACT:
                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC
                      Investor Relations at 1-905-695-4142
                      Investor-relations@cleanerfuture.com